                                                                    Exhibit 1.1


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                              METALLURG HOLDINGS, INC.







                                    $121,000,000

                       12.75% Senior Discount Notes due 2008





                                 Purchase Agreement

                                    July 6, 1998




                             BANCBOSTON SECURITIES INC.






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

                              Metallurg Holdings, Inc.

                                    $121,000,000
                       12.75% Senior Discount Notes due 2008


                                 PURCHASE AGREEMENT

                                                                    July 6, 1998
                                                              New York, New York

BANCBOSTON SECURITIES INC.
100 Federal Street
Boston, Massachusetts 02110

Ladies & Gentlemen:

          Metallurg Holdings, Inc., a Delaware corporation (the "ISSUER"), proposes to issue and sell to BancBoston Securities Inc. (the "INITIAL PURCHASER") $121,000,000 in aggregate principal amount at maturity of its 12.75% Senior Discount Notes due 2008 (the "DISCOUNT NOTES"), subject to the terms and conditions set forth herein. The Discount Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined), between the Issuer and United States Trust Company of New York, as trustee (the "TRUSTEE"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

          The offering of the Discount Notes is being made in connection with the merger (the "MERGER") of Metallurg Acquisition Corp., a wholly owned subsidiary of the Issuer ("Acquisition"), with and into Metallurg, Inc., a Delaware corporation (the "COMPANY"), pursuant to that certain Agreement and Plan of Merger, dated as of June 15, 1998 (the "MERGER AGREEMENT"). As a result of the Merger, which shall occur on the Closing Date, the Company will become a
wholly owned subsidiary of the Issuer.   "SUBSIDIARIES" of the Issuer shall
include the Company and all of its subsidiaries.

          In connection with the Merger, the Company has solicited (the "CONSENT SOLICITATION") consents to certain amendments to, and waivers under, the indenture governing the Company's 11% Senior Notes due 2007 (the "PROPOSED AMENDMENTS"). As of July 2, 1998, the requisite consents have been received pursuant to the Consent Solicitation and a supplemental indenture giving effect to the Proposed Amendments ("SUPPLEMENTAL INDENTURE") will be executed prior to and will become effective upon effectiveness of the Merger.

     1. ISSUANCE OF SECURITIES. The Issuer proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchaser an aggregate of $121,000,000 in principal amount at maturity of Discount Notes. The Discount Notes and the Exchange Notes (as defined) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will initially be secured by the stock of the Company (the "COLLATERAL") pursuant to a pledge agreement, to be dated the Closing Date (the "PLEDGE AGREEMENT").

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "ACT"), the Discount Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT
     (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     2. OFFERING. The Discount Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Act. The Issuer has prepared a preliminary offering memorandum, dated July 3, 1998 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated July 6, 1998 (the "OFFERING MEMORANDUM"), relating to the Issuer, its Subsidiaries and the Discount Notes.

     The Initial Purchaser has advised the Issuer that the Initial Purchaser will make offers (the "EXEMPT RESALES") of the Discount Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS") and (ii) non-U.S. persons outside the United States in reliance upon Regulation S ("REGULATION S") under the Act (each, a "REG S INVESTOR"). The QIBs and Reg S Investors are collectively referred to herein as the "ELIGIBLE PURCHASERS." The Initial Purchaser will offer the Discount Notes to such Eligible Purchasers initially at a price equal to 53.865% of the principal amount thereof at maturity. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Discount Notes will have the registration rights set forth in the registration agreement relating thereto (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date. Pursuant to the Registration Rights Agreement, the Issuer will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the 12.75% Exchange Discount Notes due 2007 (the "EXCHANGE NOTES") to be offered in exchange for the Discount Notes (the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Discount Notes, and to use its best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Notes, the Indenture, the Pledge Agreement, the Registration Rights Agreement, the Merger Agreement and the Supplemental Indenture are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."

     3. PURCHASE, SALE AND DELIVERY. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer, $121,000,000 in aggregate principal amount at maturity of the Discount Notes. The purchase price for the Discount Notes will be $18.85 per $1,000 principal amount at maturity of the Discount Notes.

     (b) Delivery of the Discount Notes shall be made, against payment of the purchase price therefor, at such location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on July 13, 1998 or at such other time as shall be agreed upon by the Initial Purchaser and the Issuer. The time and date of such delivery and payment are herein called the "CLOSING DATE."

     (c) On the Closing Date, one or more Discount Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Discount Notes (the "GLOBAL NOTES") shall be delivered by the Issuer to the Initial Purchaser (or as the Initial Purchaser directs), against payment by the Initial Purchaser of the purchase price therefor, by wire transfer of same day funds, to an account designated by the Issuer, provided that the Issuer shall give at least two business days' prior written notice to the Initial Purchaser of the information required to effect such wire transfer. The Global Notes shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

     4. AGREEMENTS OF THE ISSUER. The Issuer covenants and agrees with the Initial Purchaser as follows:

          (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Issuer shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Issuer shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Issuer, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, including all documents incorporated therein by reference, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Issuer consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

          (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum unless the Initial Purchaser shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Issuer shall promptly prepare, upon the Initial Purchaser's request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of counsel for the Issuer or counsel for the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchaser and (ii) forthwith to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

          (e) To cooperate with the Initial Purchaser and counsel for the Initial Purchaser in connection with the qualification or registration of the Discount Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; PROVIDED, HOWEVER, that the Issuer shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Issuer hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all agreements, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Notes to the Initial Purchaser, (iv) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) all fees and expenses incident to creating and perfecting security interests in the Collateral in favor of the Collateral Agent (as defined in the Pledge Agreement), pursuant to the Pledge Agreement, including, without limitation, filing and recording fees and expenses, (viii) the fees, disbursements and expenses of the Issuer's counsel and accountants, (ix) all fees and expenses (including fees and expenses of counsel) of the Issuer in connection with the approval of the Notes by DTC for "book-entry" transfer, (x) rating the Notes by rating agencies, (xi) the reasonable fees and expenses of the Trustee and the Collateral Agent and their counsel,
     (xii) the performance by the Issuer of its other obligations under this Agreement and the other Operative Documents and (xiii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Notes.

          (g) To use the proceeds from the sale of the Discount Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Discount Notes.

          (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Discount Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Discount Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

          (k) For so long as any of the Notes remain outstanding and during any period in which the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder or beneficial owner of Discount Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

          (l) To cause the Exchange Offer to be made in the appropriate form to permit registered Exchange Notes to be offered in exchange for the Discount Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (m) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Issuer to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (n) To effect the inclusion of the Notes in PORTAL and to obtain approval of the Discount Notes by DTC for "book-entry" transfer.

          (o) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchaser, as it may reasonably request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Issuer shall mail or otherwise make available to its securityholders and (ii) all reports, financial statements and proxy or information statements filed by the Issuer with the Commission or any national securities exchange and such other publicly available information concerning the Issuer or any of its Subsidiaries, including without limitation, press releases.

          (p) Prior to the Closing Date, to furnish to the Initial Purchaser, as soon as they have been prepared in the ordinary course by the Issuer, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

          (q) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Issuer will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or
     (iii) other offering material in connection with the offering and sale of the Notes.

          (r) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Discount Notes.

     5. REPRESENTATIONS AND WARRANTIES. (a) The Issuer represents and warrants to the Initial Purchaser that:

          (i) All of the representations and warranties of the parties to the Merger Agreement made in the Merger Agreement are true and correct in all material respects as if made on and as of the date hereof and the Closing Date.

          (ii) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date and as of the Closing Date does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Issuer in writing by the Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (iii) Each of the Issuer and its Subsidiaries (A) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (B) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign entity, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to (x) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Issuer and its Subsidiaries, taken as a whole, (y) materially interfere with or adversely affect the issuance or marketability of the Notes pursuant hereto or (z) in any manner materially draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the captions "Use of Proceeds" and the "The Acquisition Transactions" (any of the events set forth in clauses (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").

          (iv) There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

          (v) The Issuer is a newly formed company that has conducted no business other than directly in connection with the Acquisition Transactions. All of the outstanding capital stock of Acquisition is owned by the Issuer, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance, except for any such security interest, claim, lien, limitation on voting rights or encumbrance under the Pledge Agreement; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. All of the outstanding capital stock of each Material Subsidiary of the Issuer (which term shall mean the Company together with all "Material Subsidiaries" as defined in the Merger Agreement) is owned by the Issuer or another Subsidiary of the Issuer, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance, except as set forth in Section 3.3.2 of the disclosure schedule of the Company dated as of June 15, 1998 (the "DISCLOSURE SCHEDULE"); and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

          (vi) Other than employee options to purchase Company common stock outstanding on the date of the Merger Agreement (the "OPTIONS"), there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Issuer's Subsidiaries.

          (vii) When the Discount Notes are issued and delivered pursuant to this Agreement, no Discount Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (viii) The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein and therein.

          (ix) This Agreement has been duly and validly authorized, executed and delivered by the Issuer and is the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (x) The Indenture has been duly and validly authorized by the Issuer and, when duly executed and delivered by the Issuer, will be the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Offering Memorandum contains a summary of the terms of the Indenture, which is accurate in all material respects.

          (xi) The Pledge Agreement has been duly and validly authorized, executed and delivered by the Issuer and is the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (xii) The Registration Rights Agreement has been duly and validly authorized by the Issuer and, when duly executed and delivered by the Issuer, will be the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Registration Rights Agreement, which is accurate in all material respects.

          (xiii) The Supplemental Indenture has been duly and validly authorized by the Company and its subsidiaries who are parties thereto and, when duly executed and delivered by the Company and such subsidiaries, will be the legal, valid and binding obligation of each of the Company and such subsidiaries, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (xiv) The Merger Agreement has been duly and validly authorized, executed and delivered by the Issuer and Acquisition and is the legal, valid and binding obligation of each of the Issuer and Acquisition, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (xv) The Discount Notes have been duly and validly authorized by the Issuer for issuance and sale to the Initial Purchaser pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Issuer, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Notes, which summary is accurate in all material respects.

          (xvi) The Exchange Notes have been duly and validly authorized for issuance by the Issuer and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of the Issuer, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (xvii)  [intentionally omitted]

          (xviii) Except as set forth in the Merger Agreement or the Disclosure Schedule, each of the Issuer and its Subsidiaries is not and, after giving effect to the Offering and the Merger will not be, (A) in violation of its charter, bylaws or other organizational documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree

(including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its Subsidiaries or any of its or their assets or properties (whether owned or leased), which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Issuer, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

          (xix) Except as set forth in the Merger Agreement or the Disclosure Schedule, none of (A) the execution, delivery or performance by the Issuer of this Agreement or any of the other Operative Documents to which it is a party, (B) the consummation of the Merger, (C) the issuance and sale of the Notes (D) the perfection of the security interest in the Collateral in favor of the Collateral Agent and (E) consummation by the Issuer of the transactions described in the Offering Memorandum under the captions "Use of Proceeds" and "The Acquisition Transactions," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or, after giving effect to the Merger will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Issuer or any of its Material Subsidiaries, or an acceleration of any indebtedness of the Issuer or any of its Material Subsidiaries pursuant to, (1) the charter, bylaws or other organizational documents of the Issuer or any of its Material Subsidiaries,
     (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or any of its Material Subsidiaries is a party or by which any of them or their property is or may be bound, (3) any statute, rule or regulation applicable to the Issuer or any of its Material Subsidiaries or any of their assets or properties or
     (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Issuer or any of its Material Subsidiaries or any of their assets or properties. Except as set forth in the Merger Agreement or the Disclosure Schedule, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by the Issuer of this Agreement or any of the other Operative Documents to which it is a party, (2) the Merger,
     (3) the issuance and sale of the Note or (4) the perfection of the security interest in the Collateral in favor of the Collateral Agent and the transactions contemplated hereby and thereby, except such as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations).

          (xx) There is and, after giving effect to the Merger will be (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Issuer, threatened or contemplated to which the Issuer or any of its Subsidiaries is or may be a party or to which the business or property of the Issuer or any of its Subsidiaries, is or, after giving effect to the Merger may be subject (except as set forth in the Merger Agreement or the Disclosure Schedule), (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Issuer or any of its Subsidiaries is or may be subject or to which the business, assets or property of the Issuer or any of its Subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, except those matters which are disclosed in the Preliminary Offering Memorandum and the Offering Memorandum or that could not reasonably be expected to have a Material Adverse Effect.

          (xxi) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or prevents or suspends the sale of the Notes in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

          (xxii) The Issuer has delivered to the Initial Purchaser true and correct copies of all documents and agreements related to the Merger and the Supplemental Indenture, including all amendments, alterations, modifications or waivers thereto and all exhibits or schedules thereto.

          (xxiii) There is and, after giving effect to the Merger will be (A) no significant unfair labor practice complaint pending against the Issuer or any of its Subsidiaries nor, to the best knowledge of the Issuer, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and (except as set forth in the Merger Agreement or the Disclosure Schedule) no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Issuer or any of its Subsidiaries or, to the best knowledge of the Issuer, threatened against any of them and (B) no significant strike, labor dispute, slowdown or stoppage pending against the Issuer or any of its Subsidiaries nor, to the best knowledge of the Issuer, threatened against the Issuer or any of its Subsidiaries. None of the Issuer or any of its Subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except those violations which are disclosed in the Preliminary Offering Memorandum and the Offering Memorandum or that could not reasonably be expected to have a Material Adverse Effect.

          (xxiv) Except as set forth in the Merger Agreement or the Disclosure Schedule, none of the Issuer or any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), except those violations which are disclosed in the Preliminary Offering Memorandum and the Offering Memorandum or that could not reasonably be expected to have a Material Adverse Effect.

          (xxv) To the best knowledge of the Issuer, there is no alleged or pending liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Issuer or any of its Subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined) at any of the Issuer's or any Subsidiary's properties, businesses or operations, whether or not owned by the Issuer or such Subsidiary, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which alleged liability is required to be or is disclosed in the Offering Memorandum, other than as disclosed therein or in the Merger Agreement or the Disclosure Schedule, or could reasonably be expected to have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (D) any pollutant or contaminant or hazardous or toxic material, waste or substance regulated under or within the meaning of any other applicable provision of Environmental Laws.

          The Issuer and each of its Subsidiaries, as appropriate, (i) conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Issuer and each of its Subsidiaries, in the course of which, or as a result of which, the Issuer has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any actual or alleged liabilities to third parties), and (ii) have conducted environmental investigations of, and have reviewed reasonably available information regarding, the business, properties and operations of the Issuer and each of its Subsidiaries, and of other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation; on the basis of such reviews, investigations and inquiries, the Issuer has reasonably concluded that, except as disclosed in the Registration Statement, any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole, or otherwise require disclosure in the Offering Memorandum, the Merger Agreement or the Disclosure Schedule.

          (xxvi) Each of the Issuer and its Subsidiaries has and, after giving effect to the Merger, will have or be eligible to receive such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and to conduct their businesses except where the failure to have such permits could not reasonably be expected to result in a Material Adverse Effect; each of the Issuer and its Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such permits and no event has occurred which allows, or after notice would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Offering Memorandum, the Merger Agreement or the Disclosure Schedule, such permits contain no restrictions that are materially burdensome to the business or operations of the Issuer or such Subsidiary, as the case may be.

          (xxvii) Except as set forth in the Merger Agreement or the Disclosure Schedule, each of the Issuer and its Material Subsidiaries has and, after giving effect to the Merger will have (A) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for Permitted Liens (as defined in the Indenture) and taxes not yet payable), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have a Material Adverse Effect, (C) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "AUTHORIZATION") necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except as set forth in the Merger Agreement or the Disclosure Schedule, all such Authorizations are valid and in full force and effect and each of the Issuer and its Material Subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. Except as set forth in the Merger Agreement or the Disclosure Schedule, all material leases to which the Issuer or any of its Material Subsidiaries is a party are valid and binding and no default by the Issuer or such Subsidiary, as the case may be, has occurred and is continuing thereunder and, to the best knowledge of the Issuer, no material defaults by the landlord are existing under any such lease, except those defaults that could not reasonably be expected to have a Material Adverse Effect.

          (xxviii) Each of the Issuer and its Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "INTELLECTUAL PROPERTY") presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, except as set forth in the Merger Agreement or Section
     3.14 of the Disclosure Schedule, and none of the Issuer or any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of the Issuer or any of its Subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

          (xxix) All material tax returns required to be filed by the Issuer or any of its Subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or where the failure to make such payments would not have a Material Adverse Effect. To the knowledge of the Issuer, there are no material proposed additional tax assessments against the Issuer or any of its Subsidiaries, or the assets or property of the Issuer or any of its Subsidiaries, except those tax assessments for which adequate reserves have been established.

          (xxx) None of the Issuer or any of its Subsidiaries is and, after giving effect to the Merger will be an "investment Issuer" or a Issuer "controlled" by an "investment company" within the meaning of the Investment Issuer Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

          (xxxi) There are no holders of equity securities of the Issuer or any of its Material Subsidiaries who, by reason of the execution by the Issuer of this Agreement or any other Operative Document or the consummation by the Issuer of the transactions contemplated hereby and thereby, have the right to request or demand that the Issuer or any of its Subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

          (xxxii) Each of the Issuer's Material Subsidiaries maintains, and the Issuer will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
     (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (xxxiii) Each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice to protect the Subsidiaries and their respective businesses. None of the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

          (xxxiv) None of the Issuer or any of its Subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer or any of its Subsidiaries to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Offering Memorandum, (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer or any of its Subsidiaries.

          (xxxv) No registration under the Act of the Discount Notes is required for the sale of the Discount Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming (A) that the purchasers who buy the Discount Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Initial Purchaser's representations regarding the absence of general solicitation in connection with the sale of Discount Notes to the Initial Purchaser and the Exempt Resales contained herein. No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Issuer or any of their respective representatives (other than the Initial Purchaser, as to which the Issuer makes no representation or warranty) in connection with the offer and sale of any of the Discount Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Issuer or any of its Subsidiaries within the six-month period immediately prior to the date hereof.

          (xxxvi) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Discount Notes to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Issuer in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

          (xxxvii) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

          (xxxviii)   Prior to the effectiveness of any Registration Statement,
     the Indenture is not required to be qualified under the Trust Indenture
     Act.

          (xxxix)   None of the Issuer or any of its respective affiliates or
     any person acting on its behalf (other than the Initial Purchaser, as to whom the Issuer makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Discount Notes.

          (xl)   [intentionally omitted]

          (xli) The sale of the Discount Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (xlii) The Issuer and its respective affiliates and all persons acting on its behalf (other than the Initial Purchaser, as to whom the Issuer makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Discount Notes outside the United States and, in connection therewith, the Preliminary Offering Memorandum and the Offering Memorandum contains or will contain the disclosure required by Rule 902(h).

          (xliii) The Discount Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global securities that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Discount Notes by non-U.S. persons or U.S. persons who purchased such Discount Notes in transactions that were exempt from the registration requirements of the Act.

          (xliv) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (A) none of the Issuer or any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are or, after giving effect to the Merger, will be material, individually or in the aggregate, to the Issuer and its Subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, (B) there has not been any change or development which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (C) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

          (xlv) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the

     Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (xlvi) The accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants as required by the Act. The historical financial statements, together with related schedules and notes thereto, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Issuer and the Company and its subsidiaries at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The PRO FORMA financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements of the Issuer and the Company except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such PRO FORMA financial statements comply as to form in all material respects with the requirements applicable to PRO FORMA financial statements included in registration statements on Form S-1 under the Act, except as expressly stated therein. The other financial and statistical information and data included in the Offering Memorandum derived from the historical and PRO FORMA financial statements, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and PRO FORMA, included in the Offering Memorandum and the books and records of the Issuer and its Subsidiaries.

          (xlvii) The Issuer does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The assets of the Issuer do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Upon the issuance of the Notes and the consummation of the Merger, the assets of the Issuer will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Issuer, taking into account the projected capital requirements and capital availability.

          (xlviii) Except pursuant to this Agreement and other than fees pursuant to that certain letter agreement between the Issuer and Donaldson, Lufkin & Jenrette Securities Corporation dated May 20, 1998 and supplemented on July 2, 1998, there are no contracts, agreements or understandings between the Issuer and its Subsidiaries and any other person that would give rise to a valid claim against the Issuer or any of its Subsidiaries or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

          (xlix) Each certificate signed by any officer of the Issuer and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Issuer to the Initial Purchaser as to the matters covered thereby.

          The Issuer acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel for the Issuer and counsel for the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.


     (b) The Initial Purchaser represents, warrants and covenants to the Issuer and agrees that:

          (i) The Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Discount Notes.

          (ii) The Initial Purchaser (A) is not acquiring the Discount Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Discount Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and in offshore transactions in reliance upon Regulation S under the Act.

          (iii) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Discount Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (iv) The Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Discount Notes only from, and will offer to sell the Discount Notes only to, Eligible Purchasers. The Initial Purchaser further (A) agrees that it will offer to sell the Discount Notes only to, and will solicit offers to buy the Discount Notes only from (1) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (2) Reg S Investors, (B) acknowledges and agrees that, in the case of such QIBs and such Reg S Investors, such Discount Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A,
     (II) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (III) in a transaction meeting the requirements of Rule 144 under the Act, or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Issuer so requests), (y) to the Issuer or (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) acknowledges that it will, and will notify each subsequent holder that it is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

          (v) The Initial Purchaser agrees that it has offered the Discount Notes and will offer and sell the Discount Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Discount Notes pursuant hereto and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Discount Notes (including any "'tombstone' advertisement") to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Discount Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

          (vi) The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Discount Notes sold pursuant hereto in reliance on Regulation S (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Discount Notes pursuant hereto and the Closing Date, to a U.S. person (as defined in Rule 902 of the Act) or for the account or benefit of a U.S. person (other than a distributor (as defined in Rule 902 of the Act)).

          (vii) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Discount Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

               "The Discount Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or in other transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Discount Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          (viii) The Initial Purchaser agrees that the Discount Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Discount Notes by non-U.S. persons or U.S. persons who purchased such Discount Notes in transactions that were exempt from the registration requirements of the Act.

          The Initial Purchaser understand that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel for the Issuer and counsel for the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     6.   INDEMNIFICATION.

          (a) The Issuer agrees to indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuer will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Issuer in writing by or on behalf of the Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have, including under this Agreement.

          (b) The Initial Purchaser agrees to indemnify and hold harmless (i) the Issuer, (ii) each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and
     (iii) the officers, directors, partners, employees, representatives and agents of the Issuer, against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Issuer in writing by or on behalf of the Initial Purchaser expressly for use therein; PROVIDED, HOWEVER, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchaser, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which the Initial Purchaser may otherwise have, including under this Agreement.

          (c)  Promptly after receipt by an indemnified party under subsection
     (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; PROVIDED, HOWEVER, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, PROVIDED that such consent was not unreasonably withheld.

     7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from the Issuer or is insufficient to hold harmless a party indemnified thereunder, the Issuer, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Issuer, any contribution received by the Issuer from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Issuer and the Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on one hand, and the Initial Purchaser, on the other hand, from the offering of the Discount Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuer, on one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Discount Notes (net of discounts but before deducting expenses) received by the Issuer and (ii) the discounts and commissions received by the Initial Purchaser, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuer, on one hand, and of the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Discount Notes purchased by the Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as the Initial Purchaser, and (A) each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the officers, directors, partners, employees, representatives and agents of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, PROVIDED that such written consent was not unreasonably withheld.

     8. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser to purchase and pay for the Discount Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

          (a) All of the representations and warranties of the Issuer contained in this Agreement and qualified as to materiality shall be true and correct, and all of the other representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects, on the date hereof and on the Closing Date (after giving effect to the Merger) with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Issuer shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchaser may agree, and no stop order suspending the qualification or exemption from qualification of the Discount Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Discount Notes or the consummation of the Merger; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuer, threatened against, the Issuer or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

          (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Issuer or any of its Subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Issuer or any of its Subsidiaries on any class of its capital stock and (iii) none of the Issuer or any of its Subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are or will be material, individually or in the aggregate, to the Issuer and its Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the business, prospects, financial condition or results of operation of the Issuer and its Subsidiaries, taken as a whole.

          (e) The Initial Purchaser shall have received certificates, dated the Closing Date, signed on behalf of the Issuer, in form and substance satisfactory to the Initial Purchaser, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Issuer to be performed hereunder on or prior thereto have been duly performed.

          (f) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Issuer, to the effect set forth in EXHIBIT A hereto. The opinions contemplated by paragraphs 3, 8 (other than with respect to the Company), 14 (other than with respect to the Issuer and the Company), 18 (other than with respect to the Issuer and the Company) and 22 (other than with respect to the Company) of such Exhibit A need not be delivered by such firm to the extent covered by an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, of the general counsel for the Company.

          (g) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, of special German counsel for GfE Gesellschaft fuer ElektroMetallurg mbH ("GfE") and Elektrowerk Weisweiller GmbH ("EWW"), to the effect set forth in EXHIBIT B hereto.

          (h) Within one business day following the time this Agreement is executed and at the Closing Date, the Initial Purchaser shall have received from Arthur Andersen LLP and Deloitte & Touche LLP, independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser with respect to the combined financial statements and certain financial information of the Issuer and the Company and its subsidiaries, respectively, contained in the Offering Memorandum.

          (i) Skadden, Arps, Slate, Meagher & Flom LLP shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (j) Prior to the Closing Date, the Issuer shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

          (k) The Issuer and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (l) The Issuer and the Collateral Agent shall have entered into the Pledge Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (m) The Issuer shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (n) The Merger shall be consummated and the terms of the Supplemental Indenture shall have become effective prior to, or simultaneously with, the Closing of the Offering on substantially the terms described in the Offering Memorandum and the Initial Purchaser shall have received counterparts, conformed as executed, of each of the Merger Agreement and the Supplemental Indenture and such other documentation as they deem necessary to evidence the consummation thereof.

          (o) Any applicable waiting period under the Hart Scott Rodino Act in respect of the Merger shall have been expired or terminated.

          (p) All of the opinions to be delivered by the Issuer pursuant to the Merger Agreement shall be addressed and delivered to the Initial Purchaser.

          (q) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 463(g) under the Securities Act, that (i) it is downgrading its rating assigned to any class of securities of the Issuer or (ii) it is reviewing its ratings assigned to any class of securities of the Issuer with a view to possible downgrading, or with negative implications, or direction not determined.

          (r) The Notes shall have been approved for trading on PORTAL.

          All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Issuer will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser. The Issuer shall furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

     9. INITIAL PURCHASER'S INFORMATION. The Issuer acknowledges that the statements with respect to the offering of the Discount Notes set forth in the last paragraph on the cover page of the Offering Memorandum, the sixth paragraph on page (i) and the first sentence of the third paragraph, the fourth sentence of the fifth paragraph, and the seventh and eighth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information relating to the Initial Purchaser furnished to the Issuer in writing by or on behalf of any of the Initial Purchaser expressly for use in the Offering Memorandum.

     10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchaser and the Issuer contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser, any controlling person thereof, or by or on behalf of the Issuer or any controlling person thereof, and shall survive delivery of and payment for the Discount Notes to and by the Initial Purchaser. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

     11.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuer from the Initial Purchaser, without liability (other than with respect to Sections 6 and 7) on the Initial Purchaser's part to the Issuer if, on or prior to such date, (i) the Issuer shall have failed, refused or been unable to perform in any material respect any agreement on their part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchaser hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchaser, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Issuer and its Subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable judgment of the Initial Purchaser will in the immediate future materially disrupt, the market for the Issuer's securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal, Massachusetts or New York authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchaser's reasonable judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Discount Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchaser's reasonable judgment, makes it inadvisable or impracticable to proceed with the delivery of the Discount Notes as contemplated hereby.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone or telephonic facsimile and, in either case, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Discount Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof, the Issuer shall reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchaser's counsel), incurred by the Initial Purchaser in connection herewith.

     12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchaser shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to BancBoston Securities Inc., 100 Federal Street,

Boston, Massachusetts 02110, Attention: Corporate Finance Department, telecopy number: (617) 434-0624, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention:
Jonathan Grunzweig, telecopy number: (213) 687-5600; and if sent to the Issuer, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Metallurg Holdings, Inc., c/o Safeguard International Fund, L.P., 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087, Attention: Corporate Counsel, telecopy number: (610) 293-0854, with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, Attention: Lars Bang-Jensen, telecopy number (212) 424-8500.

     13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser and the Issuer and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchaser.

     14. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

     16. COUNTERPARTS. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                             [Signature page to follow]

          If the foregoing correctly sets forth the understanding among the Initial Purchaser and the Issuer please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                              Very truly yours,


                              Metallurg Holdings, Inc., on behalf of itself and
its                           present and future subsidiaries


                              By: /S/ ARTHUR R. SPECTOR
                                 ----------------------
                              Name:  Arthur R. Spector
                              Title:  Vice President



Accepted and agreed to as of
the date first above written:


BancBoston Securities Inc.



By:  /S/ THEODORE J. DAVIES
   ------------------------
     Name:  Theodore J. Davies
     Title:  Director - Leveraged Finance

                                     EXHIBIT A

              Form of Opinion of LeBoeuf, Lamb, Green & MacRae, L.L.P.

     1. Each of the Issuer and the Company (a) is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (c) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     2. The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein.

     3. Except as otherwise set forth in the Offering Memorandum, all of the outstanding equity interests of each Material Subsidiary is owned by the Issuer or another Subsidiary of the Issuer, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance, except as set forth in
Section 3.3.2 of the Disclosure Schedule; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

     4. This Agreement has been duly and validly authorized, executed and delivered by the Issuer.

     5. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Issuer, and is the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (b) the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws and the policies underlying such laws.

     6. The Indenture has been duly and validly authorized, executed and delivered by the Issuer, and is the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (assuming the due authorization, execution and delivery of the Indenture by the Trustee), except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity


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(regardless of whether enforceability is considered in a proceeding at law or in equity); and (b) any waiver of certain usury laws contained in the Indenture may be deemed unenforceable.

     7. The Pledge Agreement has been duly and validly authorized, executed and delivered by the Issuer, and is the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (b) the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws and the policies underlying such laws.

     8. The Supplemental Indenture has been duly and validly authorized, executed and delivered by each of the Company and the guarantors which are parties thereto and are valid and binding obligation of each of the Company and such guarantors, enforceable against each of them in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     9. The Merger Agreement has been duly and validly authorized, executed and delivered by the Issuer and Acquisition, and is the valid and binding obligation of each of the Issuer and Acquisition, enforceable against its in accordance with its terms, except to the extent that enforcement thereof may be limited by
(i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     10. The Discount Notes have been duly and validly authorized and executed by the Issuer for issuance and sale to the Initial Purchaser pursuant to this Agreement, and, when authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, the Discount Notes will be the valid and binding obligations of the Issuer, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (b) any waiver of certain usury laws contained in the Indenture may be deemed unenforceable. The Offering Memorandum contains a summary of the terms of the Discount Notes, which is accurate in all material respects.

     11. The Exchange Notes have been duly and validly authorized for issuance by the Issuer, and, when issued and authenticated in accordance with the terms of the Exchange Offer and the


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

Indenture, the Exchange Notes will be the valid and binding obligations of the Issuer, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (b) any waiver of certain usury laws contained in the Indenture may be deemed unenforceable. The Offering Memorandum contains a summary of the terms of the Exchange Notes, which is accurate in all material respects.

     12. The delivery to the Collateral Agent of certificates for shares of common stock of the Company representing the collateral, so long as the Collateral Agent maintains possession of such certificates, together with the Pledge Agreement, creates a valid and perfected security interest in favor of the Collateral Agent in such Collateral to secure the obligations of the Issuer to holders of the Notes, and no interest of any other creditor of the pledgor will be equal or prior to the collateral Agent's interest in the collateral except as permitted therein.

     13. The Offering Memorandum contains a summary of the terms of each of the Indenture, the Registration Rights Agreement, the Supplemental Indenture and the Merger Agreement which, in each case, is accurate in all material respects. The statements under the captions "Description of Notes," "Notice to Investors," "Certain Federal Income Tax Consequences" and "Plan of Distribution" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, present fairly in all material respects, such legal matters, documents and proceedings.

     14. To such counsel's knowledge, neither the Issuer nor any of its Material Subsidiaries is (a) in violation of its charter, bylaws or other organizational documents or (b) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that has been filed or incorporated by reference as an exhibit to any filing by the Issuer or any of its Subsidiaries with the Commission, which, in the case of clause (b), singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     15. No registration under the Act of the Discount Notes is required for the sale of the Discount Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming (a) that the Initial Purchaser is a QIB, (b) that the purchasers who buy the Discount Notes in the Exempt Resales are either QIBs or Reg S Investors, (c) the accuracy of the Initial Purchaser's representations regarding the absence of general solicitation in connection with the sale of Discount Notes to the Initial Purchaser and the Exempt Resales contained herein and (d) the accuracy of the Issuer's representations in Sections 5(a)(vii) and (xxxv) (other than with respect to the first sentence).

     16. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date (except for the financial statements and related notes, the financial statement schedules and other financial and statistical data included therein or omitted therefrom, as to which no opinion need be expressed), contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

     17.  [intentionally omitted]

     18. None of (a) the execution, delivery or performance by the Issuer of this Agreement or any of the other Operative Documents to which it is a party,
(b) the consummation of the Merger, (c) the issuance and sale of the Notes, (d) the perfection of the security interest in the Collateral in favor of the Collateral Agent and (e) consummation by the Issuer of the transactions described in the Offering Memorandum under the captions "Use of Proceeds" and "The Acquisition Transactions," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under, or results in the imposition of a lien or encumbrance on any properties of the Issuer or any of its Subsidiaries, or an acceleration of any indebtedness of the Issuer or any of its Material Subsidiaries pursuant to, (i) the charter, bylaws or other organizational documents of the Issuer or any of its Material Subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which any of them or their property is or may be bound that has been filed or incorporated by reference as an exhibit to any filing by the Issuer or any of its Subsidiaries with the Commission, (iii) any statute, rule or regulation applicable to the Issuer or any its Subsidiaries or any of their assets or properties (subject to customary exceptions) or (iv) To such counsel's knowledge, any judgment, order or decree of any Delaware, New York or Federal court or governmental agency or authority having jurisdiction over the Issuer or the Company or any of their assets or properties (subject to customary exceptions). Assuming compliance with applicable state securities and Blue Sky laws, as to which such counsel need express no opinion, and except for the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act, or in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Delaware, New York or Federal court or governmental agency, body or administrative agency is required for (i) the execution, delivery and performance by the Issuer of this Agreement or any of the other Operative Documents to which it is a party, (ii) the issuance and sale of the Notes or (iii) perfection of the security interest in the Collateral in favor of the Collateral Agent and the transactions contemplated hereby and thereby, except such as have been obtained and made or have been disclosed in the Offering Memorandum.

     19.  [intentionally omitted]

     20. Neither the Issuer nor the Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

     21. To such counsel's knowledge, assuming consummation of the Merger in accordance with the terms of the Merger Agreement, there are no holders of equity securities of the Issuer or the Company who, by reason of the execution by the Issuer of this Agreement or any other Operative Document to which it is a party or the consummation by the Issuer of the transactions contemplated hereby and thereby, have the right to request or demand that the Issuer or any of its Subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

     22. To such counsel's knowledge, assuming consummation of the Merger in accordance with the terms of the Merger Agreement, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of any Subsidiary of the Issuer except as set forth in Section 3.3.2 of the Disclosure Schedule.

     23. To such counsel's knowledge, no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

     24. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. Prior to the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Issuer and the Company, representatives of the independent certified public accountants of the Issuer and the Company and the Initial Purchaser and their representatives at which the contents of the Preliminary Offering Memorandum and the Offering Memorandum and related matters were discussed and, although it has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum or the Offering Memorandum (except as indicated above), on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon facts provided to such counsel by officers or other representatives of the Issuer and the Company and without independent verification of such facts), no facts have come to its attention which led it to believe that the Preliminary Offering Memorandum or the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).


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                                      EXHIBIT B

                      Form of Opinion of Special German Counsel

     1. The information contained in the Offering Memorandum under the heading "Risk Factors-Limitation on Access to Subsidiaries' Cash Flow," insofar as it purports to describe the legal requirements relating to the payment of dividends under German law, fairly summarizes the matters therein described.

     2. Except as otherwise set forth in the Offering Memorandum, there are no consents, permissions, authorizations, approvals or orders of, or filings or registrations with or notices to, any court, regulatory body, administrative agency or other governmental body, other than those which have been obtained or duly requested or made by EWW and GfE, which are required under German law for the payment of dividends by GfE and EWW. As a result of such actions, such entities will be permitted under German law to pay dividends on or before December 31, 1998.



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